ACCOUNTING SERVICES AGREEMENT

This Agreement is made and entered into this 26th day of September, 2013, by and between the Croft Funds Corporation (the “Corporation”), a Maryland corporation having its principal place of business at 300 Water Street, Baltimore, Maryland 21202, and Mutual Shareholder Services, LLC, a Delaware limited liability company (“MSS”).

RECITALS:

A.

The Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

B.

MSS is a corporation experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services; and

C.

The Corporation desires to avail itself of the experience, assistance and facilities of MSS and to have MSS perform for the Corporation certain services appropriate to the operations of the Corporation for each of the Croft Income Fund, the Croft Value Fund and the Croft Focus Fund (each a “Fund”), and MSS is willing to furnish such services in accordance with the terms hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.

DUTIES OF MSS.

MSS will provide the Corporation with the necessary office space, communication facilities and personnel to perform the following services for the Corporation:

(a)

Timely calculate and transmit to NASDAQ the daily net asset value of each class of shares of each Fund of the Corporation, and communicate such value to the Corporation and its transfer agent;

(b)

Maintain and keep current all books and records of the Corporation as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of MSS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Corporation and MSS.  Without limiting the generality of the foregoing, MSS will prepare and maintain the following records upon receipt of information in proper form from the Corporation or its authorized agents:

•

Cash receipts journal

•

Cash disbursements journal

•

Dividend record

•

Purchase and sales - portfolio securities journals

•

Subscription and redemption journals

•

Security ledgers

•

Broker ledger

•

General ledger

•

Daily expense accruals

•

Daily income accruals

•

Securities and monies borrowed or loaned and collateral therefore

•

Foreign currency journals

•

Trial balances

(c)

Provide the Corporation and its investment adviser with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time;

(d)

Provide all raw data available from its fund accounting system for the preparation by the Corporation or its investment advisor of the following:

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

3.

Annual tax returns;

4.

Financial data necessary to update form N-1A; and

5.

Annual proxy statement;

(e)

Notwithstanding paragragh 1(d), prepare the following:

1.

Semi-annual and annual financial statements; and

2.

Semi-annual forms N-SAR;

(f)

Edgarize and file with the SEC the following:

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR; and

3.

N-1A and other necessary filings; and

(g)

Provide facilities to accommodate annual audit and any audits or examinations conducted by the Securities and Exchange Commission or any other governmental or quasi-governmental entities with jurisdiction.

MSS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

2.

FEES AND EXPENSES.

(a)

In consideration of the services to be performed by MSS for each Fund pursuant to this Agreement, the Corporation agrees to pay MSS the fees set forth in the fee schedule attached hereto as “Exhibit A”.

(b)

In addition to the fees paid under paragraph (a) above, the Corporation agrees to reimburse MSS for out-of-pocket expenses or advances incurred by MSS in connection with the performance of its obligations under this Agreement. In addition, any other expenses incurred by MSS at the request or with the consent of the Corporation will be reimbursed by the Corporation.

(c)

The Corporation agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice.

3.

LIMITATION OF LIABILITY OF MSS.

(a)

MSS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall not be liable to the Corporation for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder.  It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Corporation, advice of the Corporation, or counsel for the Corporation and upon statements of the Corporation's independent accountants, and shall not be liable for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of MSS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

(b)

Nothing herein contained shall be construed to protect MSS against any liability to the Corporation to which MSS shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties to the Corporation, reckless disregard of its obligations and duties under this Agreement or the willful violation of any applicable law.

(c)

Except as may otherwise be provided by applicable law, neither MSS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Corporation shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to MSS by the Corporation or its authorized agents.

4.

REPORTS.

(a)

The Corporation shall provide to MSS on a quarterly basis a report of a duly authorized officer of the Corporation representing that all information furnished to MSS during the preceding quarter was true, complete and correct in all material respects. MSS shall not be responsible for the accuracy of any information furnished to it by the Corporation or its authorized agents, and the Corporation shall hold MSS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

(b)

Whenever, in the course of performing its duties under this Agreement, MSS determines, on the basis of information supplied to MSS by the Corporation or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, MSS shall promptly notify the Corporation and its counsel of such violation.

5.

ACTIVITIES OF MSS.

The services of MSS under this Agreement are not to be deemed exclusive, and MSS shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

6.

ACCOUNTS AND RECORDS.

The accounts and records maintained by MSS shall be the property of the Corporation, and shall be surrendered to the Corporation promptly upon request by the Corporation in the form in which such accounts and records have been maintained or preserved. MSS agrees to maintain a back-up set of accounts and records of the Corporation (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. MSS shall assist the Corporation's independent auditors, or, upon approval of the Corporation, any regulatory body, in any requested review of the Corporation's accounts and records. MSS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

7.

CONFIDENTIALITY.

MSS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Corporation.

8.

TERM OF AGREEMENT.

(a)

This Agreement shall become effective as of the date hereof and shall remain in force for a period of three years.  This Agreement will automatically renew for successive annual terms unless one party provides written notice to the other party 90 days prior to the annual renewal date that the Agreement will not be renewed.  Each party to this Agreement has the option to terminate this Agreement during the initial three year term and any renewal period, without penalty, upon 90 days prior written notice.

(b)

Should the Corporation exercise its right to terminate, all out-of-pocket expenses associated with the movements of records and material will be paid by the Corporation.  Additionally, MSS reserves the right to charge for any other reasonable expenses associated with such termination.

9.

MISCELLANEOUS.

(a)

Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

(b)

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Ohio as at the time in effect and the applicable provisions of the 1940 Act. To the extent that an applicable law of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

(c)

This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

(d)

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(e)

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses or such other addresses as the parties may specify from time to time:

To the Corporation:

To MSS:

Croft Funds Corporation

Mutual Shareholder Services

300 Water Street

8000 Town Centre Drive, Suite 400

Baltimore, MD 21202

Broadview Heights, OH 44147

 - Signature Page Follows -

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Croft Funds Corporation

Mutual Shareholder Services, LLC

By: ___________________________

By: ________________________________

Its: ___________________________

Its: ________________________________

Exhibit A

MSS Fee Schedule

Croft Income Fund Fee Schedule

Accounting Fees
If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		21,000	1,750
25,000,000	50,000,000		30,500	2,542
50,000,000	75,000,000		36,250	3,021
75,000,000	100,000,000		42,000	3,500
100,000,000	125,000,000		47,750	3,979
125,000,000	150,000,000		53,500	4,458
150,000,000	200,000,000		59,250	4,938
200,000,000	300,000,000		$59,250 plus .01% on assets greater than $200,000,000
300,000,000	-		$69,250 plus .005% on assets greater than $300,000,000

Shareholder Servicing Fees
11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Calculated monthly charges for a small Fund
			Value	Approx. Monthly Fee
Approximate Fund Size:			11,000,000	1,750
No of Shareholders:			100	775
Software Accounting Fees (Single Class)				216
Blue Sky States			-	-
				2,741
		Less 0% discount*		0
		New Fund Discount**		0
		Discounted fee		2,741

		Annual Fee		32,892

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000
20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-

Croft Value Fund Fee Schedule

Accounting Fees
If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		21,000	1,750
25,000,000	50,000,000		30,500	2,542
50,000,000	75,000,000		36,250	3,021
75,000,000	100,000,000		42,000	3,500
100,000,000	125,000,000		47,750	3,979
125,000,000	150,000,000		53,500	4,458
150,000,000	200,000,000		59,250	4,938
200,000,000	300,000,000		$59,250 plus .01% on assets greater than $200,000,000
300,000,000	-		$69,250 plus .005% on assets greater than $300,000,000

Shareholder Servicing Fees
11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Calculated monthly charges for a small Fund
			Value	Approx. Monthly Fee
Approximate Fund Size:			11,000,000	1,750
No of Shareholders:			100	775
Software Accounting Fees (Multi Class)				540
Blue Sky States			-	-
				3,065
		Less 0% discount*		0
		New Fund Discount**		0
		Discounted fee		3,045

		Annual Fee		36,780

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000
20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-

Croft Focus Fund Fee Schedule

Accounting Fees
If average value of fund is
between the following			Yearly Fee	Monthly Fee
-	25,000,000		21,000	1,750
25,000,000	50,000,000		30,500	2,542
50,000,000	75,000,000		36,250	3,021
75,000,000	100,000,000		42,000	3,500
100,000,000	125,000,000		47,750	3,979
125,000,000	150,000,000		53,500	4,458
150,000,000	200,000,000		59,250	4,938
200,000,000	300,000,000		$59,250 plus .01% on assets greater than $200,000,000
300,000,000	-		$69,250 plus .005% on assets greater than $300,000,000

Shareholder Servicing Fees
11.50	annual fee per shareholder with a
	min of $775.00 charge per month

Blue Sky Servicing Fees
100.00	per state per filing

Calculated monthly charges for a small Fund
			Value	Approx. Monthly Fee
Approximate Fund Size:			11,000,000	1,750
No of Shareholders:			100	775
Software Accounting Fees (Multi Class)				540
Blue Sky States			-	-
				3,065
		Less 0% discount*		0
		New Fund Discount**		0
		Discounted fee		3,045

		Annual Fee		36,780

* Discount calculated as follows:
Discount	Net assets of Fund
50%	-	6,000,000
40%	6,000,000	7,000,000
30%	7,000,000	8,000,000
20%	8,000,000	9,000,000
10%	9,000,000	10,000,000
0%	10,000,000	-